UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 West 5th Street, 28th Floor

Los Angeles, CA 90071

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Note Purchase Agreement and Global Debenture Amendment

On October 10, 2016, Notis Global, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, a secured convertible promissory note (the “Note”) in the aggregate principal amount of $53,000.

The Investor deducted a commitment fee in the amount of $3,000 at the closing. The Note bears interest at the rate of 5% per annum and matures on April 30, 2017. The Company may not prepay any part of the outstanding balance of the Note at any time prior to maturity without the written consent of the Investor. At any time or from time to time, the Investor may convert the Note, in whole or in part, into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) 51% of the lowest volume weighted average price for the 30 consecutive trading days prior to the conversion date.

In connection with entry into the Purchase Agreement, the parties also entered into a Global Debenture Amendment (the “Debenture Amendment”), pursuant to which the Investor and the Investor’s affiliate shall be entitled to the same “look-back” period on establishing the conversion price with regard to any convertible note or debenture, including the Note, as any other investor is entitled to pursuant to notes or debentures held by such investor. Based on the terms of the Company’s other convertible notes and debentures, other investors shall be entitled to the same rights established in the Debenture Amendment. Therefore, each of the Company’s investors holding convertible debt shall be entitled to the same “look-back” period when establishing the conversion price for their respective notes or debentures.

In connection with issuance the Note, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor” as such term is defined under Regulation D and that the offer and sale of the Note did not involve any form of general solicitation or general advertising.

The foregoing description of the Purchase Agreement, the Note, and the Debenture Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the third quarter of 2016 or Form 10-K for the year ended December 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: October 17, 2016	By:	/s/ Jeffrey Goh
Name: Jeffrey Goh
Title: President and Chief Executive Officer